Exhibit 10.1

TERMINATION AGREEMENT (this “Agreement”) dated as of April 11, 2023 among:

(i)             Epic Fairgrave, Inc., a Delaware corporation (the “Company”);

(ii)            Epic Aero, Inc., a Delaware corporation (“Epic”); and

(iii)           Horizon Acquisition Corporation II, a Cayman Islands exempted company (the “SPAC”).

The Company, Epic and the SPAC are referred to herein as the “Parties”.

RECITALS

Reference is made to the Business Combination Agreement dated as of October 11, 2022 (the “BCA”) among the SPAC, OTH Merger Sub 1, LLC, a Delaware limited liability company, Flexjet, Inc., a Delaware corporation, Flexjet Sub, LLC, a Delaware limited liability company, and Epic. The Company became a party to the BCA (as the “Company” referred to therein) by a Joinder Agreement dated February 21, 2023.

Each capitalized term used but not defined herein shall have the meaning specified in the BCA.

Clause (a) of the first sentence of Section 10.1 of the BCA provides that the BCA may be terminated and the Transactions abandoned at any time prior to the SPAC Merger Effective Time by mutual written consent of the Company, Epic and the SPAC. The SPAC Merger Effective Time has not occurred. The Parties wish to provide for such termination and abandonment and certain related matters, all upon the terms and subject to the conditions of this Agreement.

AGREEMENT

Accordingly, in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
Terminations and Related Matters

SECTION 1.1         Terminations

(a)            Pursuant to clause (a) of the first sentence of Section 10.1 of the BCA, the Company, Epic and the SPAC hereby provide their mutual written consent that the BCA is hereby terminated and the Transactions are hereby abandoned, subject to the next paragraph. Such termination and abandonment are referred to herein as the “Termination”.

The Termination shall be effective at the time of receipt of the Termination Payment (as defined and provided for in Section 1.2) (the “Termination Effective Time”), subject to the next sentence. If the Termination Payment is not received on or before the fifth Business Day after the date hereof, the SPAC shall have the right to terminate this Agreement by not fewer than two Business Days’ notice to Epic. If the SPAC gives such notice, none of the Termination and any Ancillary Termination shall occur, and the BCA and each Ancillary Agreement shall continue in full force and effect. If the SPAC does not give such notice, the Termination Payment shall continue to be payable, and the SPAC may enforce its rights to payment thereof.

(b)           The Termination shall have the effects specified in Section 10.2 of the BCA.

(c)           Subject to Section 1.1(d), the Parties acknowledge that, as a result of the Termination, and effective at the Termination Effective Time, each Ancillary Agreement shall terminate in accordance with its terms and/or shall no longer be applicable (the “Ancillary Terminations”).

(d)           Notwithstanding the Termination and the Ancillary Terminations, the following provisions shall survive in accordance with their respective terms:

(i)             any provision specified in Section 10.2 of the BCA as surviving Termination;

(ii)            any confidentiality provision of any Ancillary Agreement and, without duplication, any provision thereof that by its terms survives its termination; and

(iii)           all provisions of this Agreement.

SECTION 1.2         Termination Payment

Epic shall cause a wire transfer of immediately available funds in the amount of $30,059,000 to be paid to an account or accounts of the SPAC previously designated for such purpose by the SPAC to Epic. Such payment is referred to herein as the “Termination Payment”. The due date for the Termination Payment shall be as promptly as practicable after the date hereof, but in no event later than five Business Days after the date hereof.

SECTION 1.3          Releases and Discharges

(a)            Effective at the Termination Effective Time, the SPAC, for itself and for each other SPAC Releasor (as defined below), hereby releases and discharges each SPAC-Released Person (as defined below) from all Released Liabilities (as defined below).

“SPAC Releasor” means each of the SPAC and each Affiliate thereof, including the Sponsor and its Affiliates.

“SPAC-Released Person” means:

(i)             the Company, Epic, Flexjet and Merger Sub 2 and their respective Affiliates, including Directional and its Affiliates; and

(ii)            the current, former or future members, officers, directors, managers, employees, agents, advisors, counsel and representatives of each Person described in clause (i).

“Released Liabilities” means all claims, demands, actions, causes of action and liabilities of whatever kind, nature, or description, direct or indirect, known or unknown, in law or in equity, in contract or otherwise (“Liabilities”), that arise or have arisen under or in connection with the BCA, any Ancillary Agreement or the Transactions, except that Released Liabilities shall not include Liabilities that arise or have arisen under or in connection with:

(i)             any obligations of any Party under this Agreement; or

(ii)            any provisions referred to in clauses (i) or (ii) of Section 1.1(d).

(b)           Effective at the Termination Effective Time, each of the Company and Epic, for itself and for each other Epic Releasor (as defined below), hereby releases and discharges each Epic-Released Person (as defined below) from all Released Liabilities.

“Epic Releasor” means each of the Company and Epic and each Affiliate thereof, including Directional and its Affiliates.

“Epic-Released Person” means:

(i)             the SPAC and Merger Sub 1 and their respective Affiliates, including the Sponsor and its Affiliates; and

(ii)            the current, former or future members, officers, directors, managers, employees, agents, advisors, counsel and representatives of each Person described in clause (i).

SECTION 1.4         Scope of Releases and Discharges

The Parties acknowledge and agree that:

(i)             they may be unaware of or may discover facts in addition to or different from those that they now know or believe to be true related to or concerning the Released Liabilities;

(ii)            the Parties know that now unknown or unappreciated facts could materially affect the claims or defenses of a Party granting a release or discharge pursuant to Section 1.3; and

(iii)           it is nonetheless the intent of the Parties to give a full and complete release and discharge of the Released Liabilities.

To that end, with respect to the Released Liabilities only, each Party hereby waives and relinquishes any and all provisions, rights and benefits conferred by (i) Section 1542 of the California Civil Code or (ii) any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, that is similar, comparable or equivalent to Section 1542 of the California Civil Code. The Parties acknowledge that Section 1542 of the California Civil Code provides:

A GENERAL RELEASE DOES NOT EXTEND

TO CLAIMS THAT THE CREDITOR OR

RELEASING PARTY DOES NOT KNOW OR

SUSPECT TO EXIST IN HIS OR HER FAVOR

AT THE TIME OF EXECUTING THE RELEASE

AND THAT, IF KNOWN BY HIM OR HER,

WOULD HAVE MATERIALLY AFFECTED HIS

OR HER SETTLEMENT WITH THE DEBTOR

OR RELEASED PARTY.

The acknowledgments, agreements, waivers and relinquishments in the preceding two paragraphs are made by each Party on its own behalf and on behalf of each of its Related Releasors (as defined below).

“Related Releasors” means (i) with respect to the SPAC, each other SPAC Releasor and (ii) with respect to each of the Company and Epic, each other Epic Releasor.

SECTION 1.5         Covenant Not to Sue

Each Party covenants, on behalf of itself and each of its Related Releasors, not to bring any claim, demand, action or cause of action for any Released Liability before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross-claim, counterclaim or otherwise. Any SPAC-Released Person or Epic-Released Person may plead this Agreement as a complete bar to any Released Liability brought in derogation of this covenant not to sue.

SECTION 1.6         Publicity

On April 11, 2023 or such other time as the parties may mutually agree, the Parties shall each cause to be issued press releases in the forms of Exhibit A and Exhibit B.

Except for such issuance:

(i)             the Parties shall, to the extent legally permitted, reasonably consult with each other before they or their respective Affiliates issue any press release or otherwise make any press release, public disclosure or public statements with respect to this Agreement, the Termination, the BCA, the Ancillary Agreements or the Transactions; and

(ii)            no such press release, public disclosure or public statement shall be made unless mutually agreed upon by the Parties or required by Law or applicable stock exchange rule.

It is understood that disclosures and statements to jet owners and other customers of the business of Epic and its Affiliates that have expressed interest or provided a commitment to participate in the PIPE Investment and are bound by a confidentiality agreement with respect to the Transactions are not public disclosure or public statements subject to the preceding paragraph.

ARTICLE 2

Miscellaneous Provisions

SECTION 2.1         Representations and Warranties

Each Party (in this context, the “Representing Party”) represents, as to itself,

(i)             It is an entity duly formed and validly existing under the laws of the jurisdiction specified as to it in the first paragraph of this Agreement.

(ii)            It has all requisite power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder.

(iii)          Such execution, delivery and performance have been duly and validly authorized and approved by its board of directors, and no other corporate proceeding on its part is necessary to authorize such execution, delivery and performance.

(iv)          Such execution, delivery and performance do not and will not

(A)             violate or conflict with any provision of, or result in the breach of, or default under the Organizational Documents of such Representing Party; or

(B)              violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to such Representing Party, except to the extent that such violation, conflict, breach or default would not reasonably be expected to prevent, delay or impede the ability of such Representing Party to consummate the Termination.

(v)           This Agreement has been duly and validly executed and delivered by such Representing Party.

(vi)          This Agreement is a legal, valid and binding obligation of such Representing Party, enforceable against such Representing Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

SECTION 2.2         Other Miscellaneous Provisions

The following Sections of the BCA shall apply to this Agreement, mutatis mutandis:

•	1.2;

•	11.1;

•	11.2;

•	11.4 through 11.10 (inclusive at both ends);

•	11.12 (as if referring only to this Agreement);

•	11.13;

•	11.15 through 11.17 (inclusive at both ends); and

•	11.18 (without the qualification “Prior to the Closing” in the first sentence).

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

Epic Fairgrave, Inc.

By:	/s/ Kenneth C. Ricci
	Name:	Kenneth C. Ricci
	Title:	Chairman and President

Epic Aero, Inc.

By:	/s/ Kenneth C. Ricci
	Name:	Kenneth C. Ricci
	Title:	Chairman and President

Horizon Acquisition Corporation II

By:	/s/ Todd L. Boehly
	Name:	Todd L. Boehly
	Title:	Chief Executive Officer and Chairman

Exhibit A

SPAC Press Release

(Attached)

Exhibit B

Company and Epic Press Release

(Attached)